Exhibit 4.7

Amendment No. 1 to the MSA Agreement

This Amendment no. 1 (this "Amendment") is an addendum to the Manufacturing Services Agreement between Allot Communications Ltd., with a place of business at 22 Hanagar St., Hod Hasharon, Israel ("Allot") and Flextronics (Israel) Ltd., with a place of business at 1 Hatasiya St., Ramat Gabriel Industrial Zone, Migdal Haemek 23108, P.O.B 867, Israel ("Flextronics") dated July 19, 2007 (the "MSA Agreement"). Allot and Flextronics shall be referred to collectively as the "Parties".

This Amendment shall take effect as of September 1, 2012 (1/9/12).

The Parties agree as follows:

1.	General

1.1.
Except as provided in this Amendment, all provisions of the MSA Agreement shall remain in full force and effect. In the event of any conflict between the provisions of the MSA Agreement and the provisions of this Amendment with respect to the matters specified herein, the provisions of this Amendment shall prevail.

1.2.	Capitalized terms used, but undefined herein, shall have the same meaning ascribed to them in the MSA Agreement.

2.	Blanket PO, Release PO and BA

2.1.	The definition of "Purchase Order/s" or "purchase order/s" under Section 1.3 of the MSA Agreement shall be replaced with the following definition:

"Blanket Purchase Order/s" or "Blanket PO/s" shall mean frame purchase order/s for Products, issued by Customer in accordance with the terms hereof."

2.2.	The following wording shall be added at the end of the "Cost" definition under Section 1.3 of the MSA Agreement:

"As it relates to BA, shall mean the cost represented in the agreed pricelist."

2.3.	All references within the MSA Agreement to the term "Purchase Order/s" or "purchase order/s" shall be replaced with the term "Blanket PO/s".

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

2.4.	The following definitions shall be added under Section 1.3 of the MSA Agreement:

"BA Dead Inventory"	-
Shall mean any BA that remains in Flextronics's possession for more than [***] days, as agreed between parties agreed between parties in accordance with inventory keeping methods generally practiced by Flextronics.

"BA Excess Inventory"	-
Shall mean any BA for which there is no demand under open Release PO/s, as agreed between parties agreed between parties in accordance with inventory keeping methods generally practiced by Flextronics.

"Build Authorization" or "BA"	-	Shall mean Finished Goods and/or Semi-Finished Goods inventory held by Flextronics in accordance with the terms hereof.
"Finished Goods"	-	Shall mean Products whose manufacturing process has been completed.
"Inventory Turnover Ratio"	-	Shall mean the applicable inventory turnover ratio measured by Flextronics in accordance with inventory accounting methods generally practiced by Flextronics.
"[***]-ITO Balance"	-
Shall mean the balance between: (A) all current raw-materials (RM), work-in-process (WIP) and BA in Flextronics's possession for which the Inventory Turnover Ratio is lower than [***]; and (B) the amount of all such inventories if the Inventory Turnover Ratio was equal to [***].

"Release Purchase Order/s" or "Release PO/s"	-	Shall mean consumption purchase order/s for Products ordered under a respective Blanket PO, issued by Customer in accordance with the terms hereof.
"Semi-Finished Goods"	-	Shall mean Products whose manufacturing process has been partially completed.

2.5.	The title of Section 2.2 of the MSA shall be replaced with the following title: "Blanket PO/s, BA Report and Release PO/s".

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

2.6.	The first paragraph of Section 2.2 of the MSA Agreement shall be replaced with the following wording:

"2.2.1. Customer will issue written electronic or fax transmitted Blanket POs once per calendar month which specify all Products to be delivered within a minimum five (5) month period commencing on the date of acceptance of the Blanket PO. Each Blanket PO shall reference this Agreement and the applicable Specifications. Flextronics shall accept or reject each Blanket PO within five (5) working days of receipt of such Blanket PO. If a Blanket PO has not been confirmed within such period it shall be deemed rejected.

2.2.2. Customer will issue written electronic or fax transmitted BA reports once per calendar month indicating Customer's requirements for BA for the following month (the "BA Report").

2.2.3. Customer will issue, from time to time, written electronic or fax transmitted Release POs which specify the requested quantities and delivery dates for each Product listed under the applicable accepted Blanket PO, in compliance with such Blanket PO. Each Release PO shall reference this Agreement, the applicable accepted Blanket PO and the applicable Specifications. Customer may cancel any portion of the Product quantity of a Release PO at any time, provided that it will thereupon pay Flextronics for Products, Inventory, Special Inventory and expenses affected by such cancellation as specified in Section 3.3 of the MSA Agreement."

3.	Materials Procurement and Manufacture

3.1.	The title of Section 2.3 of the MSA Agreement shall be replaced with the following title: "Materials Procurement and Manufacture".

3.2.	The first paragraph of Section 2.3 of the MSA Agreement shall be replaced with the following wording:

"Any Blanket PO accepted by Flextronics will constitute authorization for Flextronics to procure Materials in accordance with their Lead Times and in compliance with the Logistics Data, as required for the manufacture of the Products covered by such Blanket PO.

Any BA Report will constitute authorization for Flextronics to manufacture the Materials into BA covered by such BA Report.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Any Release PO will constitute authorization for Flextronics to manufacture the BA into Products covered by such Release PO."

4.	Delivering and Shipment

Notwithstanding the provisions of Section 3.1 of the MSA Agreement, shipment terms shall be as follows: (i) in Israel – directly to Customer's facility in Hod Hasharon or as otherwise designated by Customer in writing; (ii) abroad - EXW (incoterms 2000) Flextronics's facility in Migdal Haemek.

 BA Liability

4.1.	The following wording shall be added following Section 3.2 of the MSA Agreement as new Section 3.2A, under the title "BA Liability":

"By the end of each calendar quarter, Flextronics shall provide to Customer a BA liability report listing for the end of such quarter: (i) all BA Dead Inventory (as defined below); and (ii) all BA Excess Inventory (as defined below) (the "BA Liability Report").

Customer shall: (a) pay Flextronics an advance in the amount of [***]% of the Cost of the BA Excess Inventory; and (b) purchase all BA Dead Inventory and pay Flextronics [***]% of the Cost of all BA Dead Inventory, crediting any amount already paid on account thereof as BA Excess Inventory per subsection (a) above.

Payment of the foregoing amounts for BA Excess Inventory shall be made by Customer within fourteen (14) calendar days following receipt of the BA Liability Report, by wire transfer to Flextronics's bank account, the details of which shall be provided by Flextronics. Payment of the foregoing amounts for BA Dead Inventory shall be made by Customer against the presentation of valid invoice by Flextronics, in accordance with the payment terms set forth in Section 7.1 of the MSA Agreement. Customer will issue Flextronics a purchase order for the BA Dead Inventory within fourteen (14) calendar days following receipt of the BA Liability Report.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

5.	Inventory Turnover

The following wording shall be added following the new Section 3.2A as Section 3.2B, under the title "Inventory Turnover":

"Customer is hereby committed that the Inventory Turnover Ratio for all inventories held in Flextronics's possession (whether raw-materials, work-in-process or BA) shall be at least [***].

By the end of each calendar quarter, Flextronics shall provide to Customer, along with the BA liability report, a report listing for the end of such quarter, all inventories for which the Inventory Turnover Ratio is lower than [***] (the "ITO Report").

Customer will purchase the [***]-ITO Balance and pay Flextronics 100% of the Cost of such [***]-ITO Balance; provided that with respect to raw materials included in the the [***]-ITO Balance Customer will pay Flextronics [***]% of the Cost of such raw materials.

Payment of the foregoing amounts for [***]-ITO Balance shall be made by Customer against the presentation of valid invoice by Flextronics, in accordance with the payment terms set forth in Section 7.1 of the MSA Agreement. Customer will issue Flextronics a purchase order for the [***]-ITO Balance within fourteen (14) calendar days following receipt of the ITO Report.

[SIGNATURE PAGE TO FOLLOW]

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first set forth above.

Flextronics (Israel) Ltd.	Allot Communications Ltd.
/s/ Nir Weisbrod	/s/ Nachum Falek
By: Nir Weisbrod	By: Nachum Falek
Title: Account Manager	Title: Chief Financial Officer

/s/ Pini Gvili
By : Pini Gvili
Title: VP Operations

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.